UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 14, 2017

EMERGENT BIOSOLUTIONS INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33137	14-1902018
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Professional Drive, Suite 400, Gaithersburg, Maryland	20879
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (240) 631-3200

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2017, the Compensation Committee of the Board of Directors approved actions with respect to the compensation of our named executive officers.

2016 Cash Bonuses and 2017 Base Salaries and Target Bonuses

The committee awarded cash bonuses to our currently named executive officers for their performance in 2016 in the following amounts:

•	Fuad El-Hibri, Executive Chairman: not bonus eligible;
•	Daniel J. Abdun-Nabi, President and Chief Executive Officer: $456,587.76;
•	Robert G. Kramer, Executive Vice President, Corporate Services Division, and Chief Financial Officer: $205,156.22; and
•	Adam R. Havey, Executive Vice President and President, Biodefense Division: $149,611.28.
The committee also approved base salaries and target bonus percentages for our named executive officers for 2017. The annualized base salaries and target bonus percentages, effective as of January 1, 2017, are as follows: Fuad El-Hibri, $993,532.80 and 0%; Daniel J. Abdun-Nabi, $790,400.00 and 85%; Robert G. Kramer, $503,131.20 and 60%; and Adam R. Havey, $440,294.40 and 50%.

Equity Awards

The committee approved the Performance-Based Stock Unit Agreement attached as Exhibit 10 (the "PSU Award Agreement"), for grants of performance-based stock unit awards under the terms of the PSU Award Agreement and the company's Fourth Amended and Restated 2006 Stock Incentive Plan. PSU awards will result in the issuance of a number of shares based on the level of achievement with respect to net income as a percentage of total revenue for the 2019 fiscal year, each as determined in accordance with GAAP. The minimum performance objective, target performance objective and maximum performance objective will result in a share payout of 50%, 100% and 150% of the target number of shares, respectively. The PSU awards approved by the committee will vest based on the achievement of the performance goal for the 2019 fiscal year, as certified by the committee following the performance period.

The committee approved grants of stock options, time-based restricted stock units and performance-based stock units in accordance with the terms and provisions of the company's stock option, RSU and PSU award agreements and the company's Fourth Amended and Restated 2006 Stock Incentive Plan to be made on February 28, 2017 to our named executive officers based on the following cash values: Fuad El-Hibri, based on a value of $1,800,000; Daniel J. Abdun-Nabi, based on a value of $2,400,000; Robert G. Kramer, based on a value of $1,000,000; and Adam R. Havey, based on a value of $525,000. For our named executive officers, other than our executive chairman, 50% of the value was made in the form of stock options, 25% of the value was made in the form of restricted stock units that vest solely based on the passage of time and 25% of the value was made in the form of performance-based stock units that vest based on the achievement of net income as a percentage of total revenue for the 2019 fiscal year.  For our executive chairman, 50% of the value was made in the form of stock options and 50% of the value was made in the form of restricted stock units that vest solely based on the passage of time.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10	Form of Performance-Based Stock Unit Award Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2017	EMERGENT BIOSOLUTIONS INC.
	By:	/s/ ROBERT G. KRAMER Robert G. Kramer Executive Vice President and Chief Financial Officer